Exhibit 99.906CERT
SECTION 906 CERTIFICATION
     Pursuant to 18 U.S.C. § 1350, the undersigned officer of Asset Allocation Trust (the “Trust”), hereby certifies, to the best of her knowledge, that the Trust’s report on Form N-CSRS for the period ended March 31, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.
     Date: May 27, 2011

By:	/s/ Karla M. Rabusch
Karla M. Rabusch
President Asset Allocation Trust

This certification is being furnished to the Securities and Exchange Commission pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSRS with the Securities and Exchange Commission.

Exhibit 99.906CERT
SECTION 906 CERTIFICATION
     Pursuant to 18 U.S.C. § 1350, the undersigned officer of Asset Allocation Trust (the “Trust”), hereby certifies, to the best of his knowledge, that the Trust’s report on Form N-CSRS for the period ended March 31, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.
     Date: May 27, 2011

By:	/s/ Kasey L. Phillips
Kasey L. Phillips
Treasurer Asset Allocation Trust

This certification is being furnished to the Securities and Exchange Commission pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSRS with the Securities and Exchange Commission.